EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Allou Health and Beauty Care, Inc.

We consent to the use of our report dated July 3, 2002, with respect to the consolidated balance sheet of Allou Health and Beauty Care, Inc. as of March 31, 2002, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


Melville, New York
July 19, 2002


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